UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2018

UNITED CONTINENTAL HOLDINGS, INC.

UNITED AIRLINES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-06033	36-2675207
Delaware	001-10323	74-2099724
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

233 S. Wacker Drive, Chicago, IL		60606
233 S. Wacker Drive, Chicago, IL		60606
(Address of principal executive offices)		(Zip Code)

(872) 825-4000

(872) 825-4000

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01	Regulation FD Disclosure.

Starting on January 1, 2018, United Continental Holdings, Inc. (“UAL”), the holding company whose primary subsidiary is United Airlines, Inc. (“United,” and together with UAL, the “Company”) adopted Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers (Topic 606) (“Topic 606”) and Accounting Standards Update No. 2017-07, Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost (“ASU 2017-07”). The Company is furnishing this Form 8-K to present certain previously reported financial information on a basis consistent with the new standards. Beginning with the quarter ending March 31, 2018, the Company’s financial information will reflect the adoption of these standards with prior periods adjusted accordingly. UAL consolidates United for financial statement purposes, with United’s operating revenues and operating expenses comprising nearly 100% of UAL’s revenues and operating expenses. In addition, United comprises approximately the entire balance of UAL’s assets, liabilities and operating cash flows. As a result, the adjustments included in UAL’s Consolidated Balance Sheets (Unaudited) and UAL’s Statements of Consolidated Operations (Unaudited) in Exhibit 99.1, are also applicable to United.

In 2014, the Financial Accounting Standards Board (the “FASB”) amended the FASB Accounting Standards Codification and issued Topic 606. The Company used the full-retrospective approach in adopting this standard. Topic 606 prescribes that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. For the Company, the most significant impact of the standard is the reclassification of certain ancillary fees from other operating revenue into passenger revenue on the statement of consolidated operations. These ancillary fees are directly related to passenger travel, such as ticket change fees and baggage fees, and are no longer considered distinct performance obligations separate from the passenger travel component. In addition, the ticket change fees, which were previously recognized when received, are now recognized when transportation is provided. While the classification of certain transactions within operating revenue and between operating revenue and operating expenses changed, the adoption of the standard did not have a material impact on the Company’s earnings. Further, adoption of the standard had no impact on cash provided by or used in operating, financing, or investing activities in the Company’s consolidated cash flows statements. Refer to Exhibit 99.1 for the adjusted financial information, consistent with the new standards, for fiscal year 2017 and 2016.

In 2017, the FASB issued ASU 2017-07. The update requires employers to present the service cost component of the net periodic benefit cost in the same income statement line item as other employee compensation costs arising from services rendered during the period. The other components of net benefit cost, including interest cost, expected return on plan assets, amortization of prior service cost/credit and actuarial gain/loss, and settlement and curtailment effects, are to be presented outside of any subtotal of operating income. The adoption of ASU 2017-07 did not have a material impact on the Company’s consolidated financial statements. Refer to Exhibit 99.1 for the adjusted financial information, consistent with the new standards, for fiscal years 2017 and 2016. Also, see Note 8 to the financial statements included in Part II, Item 8 of UAL’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 for additional information on UAL’s net periodic benefit cost that was used as the basis for the adjustments presented in Exhibit 99.1.

The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section and shall not be deemed to be incorporated by reference into any registration statement or other document filed pursuant to Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Certain Financial Information of United Continental Holdings, Inc.

SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED CONTINENTAL HOLDINGS, INC.
UNITED AIRLINES, INC.

By:	/s/ Chris Kenny
Name:	Chris Kenny
Title:	Vice President and Controller

Date: February 28, 2018